Fulton Financial Corporation

Lancaster, PA

(NASDAQ: FULT)

and

First Washington FinancialCorp

Windsor, NJ

(NASDAQ: FWFC)

June 14, 2004

Forward-Looking Information

This information may contain forward-looking statements about Fulton Financial Corporation’s growth and acquisition strategies and future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.

Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, the Corporation’s success in merger and acquisition integration, achievement of strategic implications, and customers’ acceptance of the Corporation’s products and services. Fulton Financial Corporation disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Fulton Financial Corporation

$10.5 billion financial holding company

207 branch locations in PA, NJ, MD, DE,VA

12 bank subsidiaries; 3 financial services subsidiaries

For 3 months ended 3/31/04

Return on Assets 1.49%

Return on Equity 15.18%

Efficiency Ratio 55.00%

Net Charge-offs (annualized) 0.08%

NPAs/Assets 0.32%

First Washington FinancialCorp (FWF)

First Washington FinancialCorp is headquartered in Windsor, New Jersey, and is the parent company of First Washington State Bank, a $483 million commercial bank serving Mercer, Monmouth and Ocean Counties through a network of 16 community banking offices.

For 3months ended 3/31/04

Return on Assets 1.24%

Return on Common Equity 15.87%

Efficiency Ratio 59.65%

Net Charge-offs (annualized) 0.01%

NPAs/ Assets 0.02%

Terms of the Transaction

. First Washington State Bank retained as independent community bank

. Purchase price: $124.4 million

.	Consideration: 1.35 shares of FFC stock will be issued for each outstanding share of First Washington FinancialCorp stock.

. Structure: Stock-for-stock exchange

. Lock-up provision: Warrant for 850,000 shares of FWFC stock

. Expected closing: Prior to April 15, 2005

Pricing

Purchase Price $124.4 million

Price/common equity 342% (3/31/04)

Price/LTM EPS 24.99x

FFC shares issued 5,723,000

Capital Strength

FFC FWF

(3/31/04) (3/31/04)

Equity/assets 10.07% 7.54%

Leverage capital ratio 8.66% 7.57%

Total risk-based capital 13.01% 13.68%

First Washington FinancialCorp and FFC Strategy

Continuation of strategy to acquire well-managed, profitable community banks in dynamic growth markets

Enhances Fulton’s geographic franchise, expanding the company’s presence into central New Jersey

Very strong asset quality

Strong CAGR in EPS, deposits and loans

Robust market economy with strong projected demographic trends

FWF has a proven ability to generate core deposit funding

Strategic Implications

Significant opportunity to increase market share within primary FWF markets

Provides First Washington with increased lending capacity and capital

Provides platform for increased non-interest income through expansion of Fulton Financial Advisors and Fulton Mortgage Company into affluent NJ markets

FFC’s 23rd acquisition — proven corporate acquisition expertise resulting in high customer retention

Provides increased product depth and breadth across all business lines

Strong projected future market median income growth

Additional branch locations throughout FWF’s three-county market provide increased banking convenience to existing FFC customers in northern and southern New Jersey and eastern Pennsylvania

Branch Locations

Fulton Financial branches

First Washington branches

These materials may be deemed to be offering materials of Fulton Financial Corporation in connection with Fulton Financial’s proposed acquisition of First Washington FinancialCorp on the terms and subject to the conditions in the Agreement and Plan of Merger, dated June 14, 2004, between Fulton Financial and First Washington FinancialCorp. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release #’s 33-7760 and 34-42055) adopted by the Securities and Exchange Commission (“SEC”).

A proxy statement/prospectus will be included in the registration statement on Form S-4 which Fulton Financial will file with the SEC in connection with the proposed merger. Shareholders of First Washington FinancialCorp and other investors are urged to read this proxy statement/prospectus because it will contain important information about Fulton Financial, First Washington, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC’s web site (http://www.sec.gov) and from First Washington FinancialCorp and Fulton Financial as follows:

Nora Rauscher George R. Barr

Assistant Corporate Secretary Corporate Secretary

First Washington FinancialCorp Fulton Financial Corporation

U.S. Route 30 and Main St. One Penn Square

Windsor, NJ 08561 Lancaster, Pa. 17602

(609) 426-1000 (717) 291-2411

In addition to the proposed registration statement and proxy statement/prospectus, Fulton Financial and First Washington file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements of other information filed by either company at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton Financial’s and First Washington’s filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC’s web site at http://www.sec.gov.